UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 31, 2007

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)

           NEBRASKA                    001-31924               84-0748903
 (State or other jurisdiction         (Commission           (I.R.S. Employer
      of incorporation)               File Number)         Identification No.)


            121 South 13th Street, Suite 201, Lincoln, Nebraska 68508
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On May 31, 2007, Nelnet, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Nelnet Academic Services, LLC, a wholly owned subsidiary of the Company (the "Merger Subsidiary"), and Packers Services Group, Inc. ("Packers"), under which the Company agreed to acquire Packers in exchange for the issuance of shares of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), to the shareholders of Packers. Pursuant to the terms and conditions of the Merger Agreement, Articles of Merger were filed with the Nebraska Secretary of State on May 31, 2007 and Packers was merged with and into the Merger Subsidiary, with the Merger Subsidiary being the surviving entity in the merger and all assets and liabilities of Packers becoming vested in the Merger Subsidiary.

        Packers was owned by 30 individual shareholders, the most significant of whom included Michael S. Dunlap, an executive officer, member of the Board of Directors, and a substantial shareholder of the Company, and Angela L. Muhleisen, a substantial shareholder of the Company and a sister of Mr. Dunlap. Mr. Dunlap and Ms. Muhleisen beneficially owned 28.3% and 27.0%, respectively, of the capital stock of Packers. In addition, Ms. Muhleisen was an executive officer and director of Packers. Further, Todd M. Eicher, an executive officer of the Company, beneficially owned 2.4% of the capital stock of Packers.

        Packers was primarily a holding company, whose principal asset was an investment in 11,068,604 shares of the Company's Class A Common Stock, which shares represent 29% of the issued and outstanding shares of Class A Common Stock as of April 30, 2007. Packers also owned all of the outstanding capital stock of First National Life Insurance Company ("First National Life"), which writes credit life and credit accident and health insurance policies for customers of Union Bank and Trust Company ("Union Bank"), which is a substantial shareholder of the Company and is controlled by Mr. Dunlap and Ms. Muhleisen, as well as customers of other financial institutions. Additional information about agreements and transactions between First National Life and Union Bank is provided below.

        One of the purposes of the Merger Agreement was to eliminate the now unnecessary separate existence of Packers through a tax-free reorganization in which the pro rata interests of the Packers shareholders in the assets of Packers (principally the 11,068,604 shares of the Company's Class A common stock held by Packers) became directly held by the Packers shareholders. Additional information about Packers can be found in the Company's definitive proxy statement on Schedule 14A for the Company's 2007 annual meeting of shareholders, which proxy statement was filed with the Securities and Exchange Commission on April 23, 2007. At the 2007 annual meeting the shareholders of the Company approved the issuance of the shares of Class A Common Stock to acquire Packers.

        The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, the Company will issue to the shareholders of Packers a total number of shares of the Company's Class A Common Stock determined by dividing (a) the sum of (1) $2.2 million plus (2) the average market price (as of two business days prior to the effective date of the merger of May 31, 2007) of the shares of Class A Common Stock owned by Packers prior to the effective date, less (3) the liabilities of Packers, by (b) the average market price per share of the Class A Common Stock as of two business days prior to the effective date. The Company currently expects to issue 10,594,181 shares of Class A Common Stock to the Packers shareholders under the Merger Agreement.

        The Merger Agreement contains customary representations and warranties and covenants by each of the parties. The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

        The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Merger Subsidiary, or Packers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

        First National Life owns a building and currently leases office space in that building to Union Bank for a total rental amount of approximately $70,000 per year. First National Life currently utilizes Union Bank services for employee benefits and 401(k) and profit sharing plan administration, investment management, and insurance placement. First National Life also has cash operating accounts with Union Bank and participates in Union Bank's Short-Term Federal Investment Trust, in which First National Life places cash into a grantor trust with Union Bank and Union Bank uses such cash to acquire interests in student loan-backed investment securities on First National Life's behalf. First National Life earns the yield on the securities purchased by the trust and pays to Union Bank a trustee fee based on amounts invested and upon the type of investment asset being acquired in the trust account. Total fees paid by First National Life to Union Bank for employee benefit administration and investment management services in 2006 were approximately $20,000. Total commissions paid by First National Life to Union Bank in 2006 for insurance placement were approximately $113,000.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

        As discussed under Item 1.01 above, on May 31, 2007 the Company agreed to issue shares of its Class A Common Stock to acquire Packers pursuant to the terms and conditions of the Merger Agreement. The Company currently expects to issue 10,594,181 shares of Class A Common Stock to the Packers shareholders under the Merger Agreement. Such shares would have a total value for purposes of the Merger Agreement of approximately $266 million. The principal asset of Packers was its investment in a total of 11,068,604 shares of the Company's Class A Common Stock held by Packers, which shares the Company effectively acquired under the Merger Agreement.

        The Company intends to issue the shares of Class A Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, due to the limited manner of the issuance and the limited number of Packers shareholders, their knowledge and experience in financial and business matters, their access to business and financial information about the Company, and the limitations on resale of the shares to be issued under the Merger Agreement. The Company intends to rely on such exemption from registration based in part on representations made by Packers and the Packers shareholders pursuant to the Merger Agreement.

        Additional information related to the terms, conditions, and other circumstances regarding the issuance of shares of Class A Common Stock under the Merger Agreement is contained in Item 1.01 and is incorporated herein by reference.

ITEM 8.01  OTHER EVENTS.

        In order to facilitate increased equity ownership by Company employees, the Company currently anticipates that on or about June 30, 2007 the Company will grant awards under the Company's Restricted Stock Plan with respect to a total of approximately 523,000 shares of Class A Common Stock to employees who are not executive officers of the Company. Under the currently expected terms for such awards, the shares will vest on a pro rata basis over a period of 10 years, or at the rate of 1/10 of the shares awarded per year, based on the award recipient's continued employment with the Company.

        Information contained in this report, other than historical information, may be considered forward looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

        (d) Exhibits. The following exhibit is filed as part of this report:

            Exhibit No.                    Description
            -----------   ------------------------------------------------------
                2.1       Agreement and Plan of Merger dated as of May 31, 2007
                          among Nelnet, Inc., Nelnet Academic Services, LLC and
                          Packers Service Group, Inc.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NELNET, INC.


Date:  June 6, 2007                        By: /s/ TERRY J. HEIMES
                                               ---------------------------------
                                                   Terry J. Heimes
                                                   Chief Financial Officer

                                  EXHIBIT INDEX


        Exhibit
          No.              Description
       ---------   -------------------------------------------------------------
           2.1     Agreement and Plan of Merger dated as of May 31, 2007 among
                   Nelnet, Inc., Nelnet Academic Services, LLC and Packers
                   Service Group, Inc.